Exhibit 99.1

Contact:
Brian Helman
NEON Systems, Inc.
(281) 491-4200
brian.helman@neonsys.com

NEON SYSTEMS ANNOUNCES ORGANIZATIONAL CHANGES DUE TO ACCELERATED PROGRESS WITH THE INTEGRATION OF RECENT ACQUISITIONS

SUGAR LAND, TX (April 1, 2005) - NEON® Systems, Inc. (NASDAQ: NEON), the mainframe integration experts, today announced that the company is pleased with its progress in integrating the recent acquisitions of InnerAccess Technologies and ClientSoft and has identified additional synergies that will allow the company to achieve its goals more efficiently in the upcoming fiscal year. Organizational changes announced today include a reduction in headcount worldwide by 12% of its overall employee base.

“Accelerated progress has been made to combine the respective talent and technologies from our recent acquisitions into a new streamlined organization and technologically advanced, unified product set – Shadow RTE; which has already received overwhelming industry analyst endorsement. As we move through the integration process, we have been able to identify further synergies that will enable us to improve operational efficiencies in the new fiscal year,” said Mark Cresswell, President and CEO of NEON.

“In addition, as part of the organizational realignment, NEON announced that Jonathan J. Reed, Senior Vice President of Business Development for NEON has left the company. “Jonathan has been a valuable contributor over the past 9 years and I want to thank him for his service to NEON,” added Cresswell.

NEON anticipates that in connection with the reduction it will record severance related charges in its fourth fiscal quarter ended on March 31, 2005.

About NEON Systems

NEON Systems, Inc. (NASDAQ: NEON) – the Mainframe Integration Experts - is a leading provider of enterprise-class mainframe integration solutions, delivering the only unified mainframe integration platform to support the entire range of requirements for Service-Oriented Architectures (SOA) and Event-Driven Architectures (EDA) – key requirements to underpin the Real-time Enterprise. NEON’s Shadow technology is designed to reduce the complexity of mainframe integration allowing large organizations with significant commitment to mainframe systems to streamline incumbent technologies and lower total cost of ownership.

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NEON’s Shadow z/Services and Shadow z/Events offerings attack the emerging mainframe Web services and real-time mainframe event-driven markets and are unique in their depth and breadth of support for the requirements of such markets. With extensive mainframe integration expertise, NEON is uniquely qualified to solve the complexities of supporting new business initiatives that must integrate with critical mainframe systems. For more information on the Powering the Real-time Enterprise, see our website at http://www.neonsys.com or call 800-505-NEON.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are intended to be covered by the safe harbors created thereby and the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of management, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: development by competitors of new or competitive products or services, the entry into the market by new competitors, the ability to recruit and retain qualified personnel, the ability to retain customers or attract customers from other businesses, the uncertainties of whether new software products and product strategies will be successful, the sufficiency of NEON Systems’ working capital and market and general economic conditions. Please refer to the risk factors described in NEON Systems’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on June 29, 2004 for a detailed description of these risks and others that could cause actual results to differ materially from the forward-looking statements.

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